UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 28, 2024

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36792	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

305 College Road East Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CTSO	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01       Entry into a Material Definitive Agreement

On June 28, 2024 (the “Closing Date”), CytoSorbents Corporation, a Delaware corporation (the “Company”), along with CytoSorbents Medical Inc., a Delaware corporation and wholly owned subsidiary of the Company (“CytoSorbents Medical” and, together with the Company, the “Borrower”), entered into a Loan and Security Agreement (as amended, supplemented, restated or otherwise modified as of the date hereof and from time to time, the “Loan and Security Agreement”) with Avenue Venture Opportunities Fund, L.P., a Delaware limited partnership (“Avenue”), Avenue Venture Opportunities Fund II, L.P., a Delaware limited partnership (“Avenue 2” and, together with Avenue, the “Lenders”), and Avenue Capital Management II, L.P., a Delaware limited partnership (the “Administrative and Collateral Agent”).

Under the Loan and Security Agreement, the Lenders have agreed to loan to the Borrower up to an aggregate of $20 million, to be disbursed in two tranches: (1) one tranche of $15 million (“Growth Capital Loan Tranche 1”) on the Closing Date, with $4.5 million funded by Avenue and $10.5 million funded by Avenue 2, of which $10 million is available to the Borrower on the Closing Date and $5,000,000 constitutes restricted cash subject to release to the Borrower prior to March 31, 2025, provided certain conditions are met and (2) a second tranche of up to $5 million, which may be disbursed at the Borrower’s request between July 1, 2025 and December 31, 2025, provided certain conditions are met (“Growth Capital Loan Tranche 2” and together with Growth Capital Loan Tranche 1, the “Growth Capital Loans” or the “Commitment”). The proceeds from the Commitment will be used for working capital purposes and to fund general business requirements in accordance with the terms of the Loan and Security Agreement. Each Growth Capital Loan shall bear interest at a variable rate per annum equal to the greater of (A) the Prime Rate (as defined in the Loan and Security Agreement) plus five percent (5.00%) and (B) thirteen and one half percent (13.50%).

Commencing on the first calendar day of the calendar month after a Growth Capital Loan is made, the Borrower shall make monthly payments during the term of each Growth Capital Loan of interest only during the initial 24 month period following the Closing Date (as may be extended to the 30 months anniversary of the Closing Date upon satisfaction of certain conditions) and thereafter to maturity in equal monthly installments of principal plus accrued and unpaid interest. All unpaid principal and accrued and unpaid interest shall be due and payable in full on July 1, 2027; provided, however that if the Borrower draws the full amount of Growth Capital Loan Tranche 2 by December 31, 2025, all unpaid principal and accrued and unpaid interest shall be due and payable in full by January 1, 2028. In addition, the Loan and Security Agreement requires the Borrower to pay a non-refundable commitment fee equal to 1.00% of the principal amount of each Growth Capital Loan, due and payable on the Closing Date, of which $100,000 was paid by the Borrower to Avenue as an advance deposit prior to the Closing Date. The Capital Growth Loans shall be evidenced by one or more secured promissory notes issued to the Lenders by the Borrower. If the Borrower elects to prepay the Growth Capital Loan(s) pursuant to the terms of the Loan and Security Agreement, it will owe a prepayment fee to the Lenders, as follows: (1) for a prepayment made on or after the funding date of a Growth Capital Loan through and including the first anniversary of such funding date, an amount equal to 3.00% of the principal amount of such Growth Capital Loan prepaid; (2) for a prepayment made after the first anniversary of the funding date of a Growth Capital Loan through and including the second anniversary of such funding date, an amount equal to 2.00% of the principal amount of such Growth Capital Loan prepaid; and (3) for a prepayment made any time after the second anniversary of the funding date of a Growth Capital Loan, an amount equal to 1.00% of the principal amount of such Growth Capital Loan prepaid.

Events of default which may cause repayment of the Commitment to be accelerated include, among other customary events of default, (1) non-payment of any obligation when due, (2) the failure to perform any obligation required under the Loan and Security Agreement and to cure such default within a reasonable time frame, (3) the occurrence of any circumstance that has a Material Adverse Effect (as defined in the Loan and Security Agreement), (4) default beyond any applicable grace period or cure under any other agreement involving the borrowing of money in excess of the Threshold Amount (as defined in the Loan and Security Agreement), (5) any judgment(s) singly or in the aggregate in excess of the Threshold Amount entered against the Borrower that remain unsatisfied, unvacated or unstayed for 15 days or more after entry thereof (to the extent not otherwise covered by independent third-party insurance), and (6) if the Borrower becomes insolvent or starts an insolvency proceeding or if an insolvency proceeding is brought by a third party against the Borrower and such proceeding is not dismissed or stayed within 45 days. The Loan and Security Agreement includes customary loan conditions, borrower representations and warranties, borrower affirmative covenants and borrower negative covenants for secured transactions of this type.

The Company’s and CytoSorbents Medical’s obligations under the Loan and Security Agreement are joint and several. The obligations under the Loan and Security Agreement are secured by a first priority security interest in favor of the Lenders with respect to the Borrower’s Shares (as defined in the Loan and Security Agreement) and the Borrower’s Collateral (as defined in the Loan and Security Agreement), which includes the Company’s intellectual property, pursuant to that certain Intellectual Property Security Agreement, dated as of June 28, 2024, by and between the Company and the Administrative and Collateral Agent.

A copy of the Loan and Security Agreement and the supplement thereto are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing is a summary description of the terms of the Loan and Security Agreement and does not purport to be complete.

As additional consideration for the Commitment, on June 28, 2024 the Company also issued each Lender a warrant instrument (each, a “Warrant”) entitling the Lenders to purchase an aggregate of 1,645,569 shares of the Company’s common stock for cash at the Exercise Price (as defined in the Warrant). The Lenders were also granted the right while the Commitment is outstanding to convert up to an aggregate of $2,000,000 of the principal amount of the outstanding Growth Capital Loans into the Company’s common stock at a conversion price of 120% of the Closing Price (as defined in the warrant) (the “Conversion Option”).

A copy of the form of Warrant is attached hereto as Exhibit 10.3 and is incorporated herein by reference. The foregoing is a summary description of the terms of the form of Warrant and does not purport to be complete.

Item 8.01       Other Events

On June 28, 2024, the Company issued a press release announcing its entry into the Loan and Security Agreement. A copy of the press release is included as Exhibit 99.1 and incorporated by reference herein.

Item 9.01       Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1*	Loan and Security Agreement by and among the Borrower, the Lenders and the Administrative and Collateral Agent, dated June 28, 2024
10.2*	Supplement to the Loan and Security Agreement by and among the Borrower, the Lenders and the Administrative and Collateral Agent, dated June 28, 2024
10.3	Form of Warrant to Purchase Shares of Stock of CytoSorbents Corporation by and between the Company and the Lender, dated June 28, 2024
99.1	Press Release of the Company, dated June 28, 2024
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

* Portions of this exhibit have been redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2024	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	Chief Executive Officer